                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                          IKON Office Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

[LOGO]IKON

                               ----------------

                   Notice of Annual Meeting of Shareholders

                               February 26, 2002

                               ----------------

Dear Shareholder:

  You are invited to attend the 2002 annual meeting of shareholders of IKON. The meeting will be held at our offices at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Tuesday, February 26, 2002, at 9:00 a.m. The purpose of the meeting is:

  1.  To elect eight members of the Board of Directors for the ensuing year;
      and

  2.  To conduct other business if properly raised at the meeting.

  Only shareholders of record at the close of business on December 31, 2001 are entitled to vote on these matters. All shareholders are urged to attend the meeting or to vote by proxy.

  In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy card in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

                                          /s/ James J. Forese
                                          Chairman and Chief Executive Officer

Malvern, Pennsylvania
January 11, 2002

                          IKON Office Solutions, Inc.
                                 P.O. Box 834
                     Valley Forge, Pennsylvania 19482-0834

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by IKON Office Solutions, Inc. ("IKON" or "we" or "us"), on behalf of our Board of Directors, to be used at the annual meeting of shareholders on February 26, 2002. The proxy statement and the accompanying proxy card are being mailed to shareholders beginning January 11, 2002.

                             INFORMATION ON VOTING

Who Can Vote

  Only holders of record of common stock at the close of business on December 31, 2001 will be entitled to vote at the meeting. On that date, there were 142,118,442 shares of common stock outstanding. Each share of common stock held by the holder of record will be entitled to one vote.

How You Can Vote

  You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Manner for Voting Proxies

  The shares represented by valid proxies will be voted in the manner specified on the proxy card. Where specific choices are not indicated on the proxy card, the shares represented by valid proxies will be voted "For" the nominees for director listed in this proxy statement. Should any business matter not described in this proxy statement be properly presented at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board of Directors knows of no matter, other than the election of director nominees listed in this proxy statement, which may be presented at the meeting.

  You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the meeting. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

Voting Shares in the IKON Retirement Savings Plan

  The Retirement Savings Plan trustee will vote plan shares as participants direct. If participants do not sign and return a proxy card, the trustee will vote their plan shares in the same ratio ("For" or "Withhold") indicated by the voting instructions that the trustee does receive from other participants. If participants sign and return a proxy card but fail to indicate how they wish to vote, the trustee will vote their plan shares "For" the nominees for director listed in this proxy statement.

Vote Required for Approval

  A quorum is necessary to conduct the business of the meeting. This means that holders of at least a majority of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person.

  If a quorum is present at the meeting, the eight nominees for director receiving the highest number of "For" votes will be elected as directors. Votes are tabulated by National City Bank, our transfer agent. Votes may be cast "For" or withheld from a director nominee. Votes that are withheld are counted in determining the quorum at the meeting, but do not count as votes in determining the election of directors. Shares represented by broker non-votes are counted in determining the quorum at the meeting, but are not counted for voting purposes.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

  A Board of Directors consisting of eight directors is proposed to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The eight nominees, together with brief biographies, are listed below. All of the nominees are currently directors of IKON. James R. Birle and Robert M. Furek, two current members of the Board of Directors, have advised us that they will not stand for re-election to the Board of Directors at the meeting. The Board of Directors is not aware that any nominee named in this proxy statement will be unable or unwilling to accept nomination or election. If any nominee becomes unable to accept nomination or election, the persons named in the proxy card will vote for the election of any other person that the Board of Directors may recommend. The Board of Directors unanimously recommends a vote "For" the election of the eight nominees listed below.

                     Principal occupation or employment for past       Director
        Name                          five years                   Age  Since
        ----         -------------------------------------------   --- --------
 Judith M. Bell..... Managing Partner, Bell Retail Group (1994-    65    1998
                      Present); Managing Partner, Bell's Market
                      Grill (1984-Present); Consulting Director
                      (1999-Present), President (1996-1997),
                      USGA Foundation; Proprietor, The Men's
                      Shop at the Broadmoor (1973-1999);
                      President, United States Golf Association
                      (1996-1997); Co-Proprietor, A Short Story
                      Inc. (1994-1999) (also a director of
                      Hayden Hays Gallery and Southern Colorado
                      Chapter of the Arthritis Foundation and a
                      trustee of the El Pomar Foundation)

 Philip E. Cushing.. Chairman, Pelican Restaurants Limited, a      51    1997
                      United Kingdom restaurant chain (2001-
                      Present); Group Chief Executive, The Vitec
                      Group plc, a British-based manufacturer of
                      equipment for the photographic and
                      broadcast industries (2000-2001); Group
                      Chief Executive, Inchcape plc, a British-
                      based international distribution business
                      (1996-1999)

 James J. Forese.... Chairman of the Board (2000-Present),         66    1998
                      President and Chief Executive Officer
                      (1998-Present), Executive Vice President
                      of International Operations (1996-1998),
                      Executive Vice President and Chief
                      Operating Officer (1996), IKON Office
                      Solutions, Inc.; IBM Vice President and
                      Chairman of IBM Credit Corporation (1993-
                      1995), Vice President-Finance,
                      International Business Machines (1990-
                      1993) (also a director of American
                      Management Systems and NUI Corporation)

 Thomas R. Gibson... Chairman and Co-founder (1994-Present),       59    1999
                      interim Chief Executive Officer (current),
                      and Chairman, Co-founder and Chief
                      Executive Officer (1994-2000), Asbury
                      Automotive Group (comprised of almost 100
                      regional dealership groups headquartered
                      in Stamford, CT); President and Chief
                      Executive Officer, Spectacor Management
                      Group, a stadium and arena management
                      company (1992-1994); President and Chief
                      Operating Officer, Subaru of America
                      (1985-1992)

 Richard A. Jalkut.. Lead Independent Director (2000-Present),     57    1996
                      Non-Executive Chairman, IKON Office
                      Solutions, Inc. (1998-2000); President and
                      Chief Executive Officer, PathNet, a
                      telecommunications company reorganized
                      under Chapter 11 of the federal bankruptcy
                      code (1997-2001); President and Group
                      Executive, Nynex Telecommunications Group
                      (1992-1997) (also a director of HSBC-USA
                      and Birch Telecom, Inc.)

                       Principal occupation or employment for         Director
        Name                       past five years                Age  Since
        ----           --------------------------------------     --- --------
 Arthur E. Johnson.. Senior Vice President, Corporate Strategic   54    1999
                      Development, Lockheed Martin Corporation
                      (1999-Present); President and Chief
                      Operating Officer, Lockheed Martin
                      Information and Services Sector (1997-
                      1999); President, Lockheed Martin Systems
                      Integration Group (1997); President,
                      Lockheed Martin Federal System (1996-
                      1997); Group Vice President, Loral
                      Federal System (1994-1996)

 Kurt M. Landgraf... President, Educational Testing Service       55    2000
                      (2000-Present); Executive Vice President
                      and Chief Operating Officer, E.I. DuPont
                      de Nemours & Company (1998-2000);
                      Chairman of DuPont Europe (1997-2000) and
                      The DuPont Pharmaceutical Company (1997-
                      2000); Executive Vice President, DuPont
                      U.S. (1997-1998); Chief Financial
                      Officer, E.I. DuPont de Nemours & Company
                      (1996-1997); President and Chief
                      Executive Officer, The DuPont Merck
                      Pharmaceutical Company (1993-1996) (also
                      Chairman of the Board of Christiana Care
                      Health Services, Inc. and a director of
                      University of Delaware Research
                      Foundation and the Delaware Biotechnology
                      Institute)

 Marilyn Ware....... Chairman of the Board (1988-Present),        58    2000
                      Chairman of Executive Committee (1989-
                      Present), American Water Works Company,
                      Inc.; General Partner, Waterworks
                      Associates, L.P. (1998-Present); sole
                      member of Bunker LLC (the General Partner
                      of Ware Associates, L.P.) (1998-Present)
                      (also a director of CIGNA Corporation)

Committees of the Board of Directors; Meetings

  During fiscal 2001, there were four standing committees of the Board of
Directors: the Audit Committee, the Human Resources Committee, the Investment and Strategy Committee and the Executive Committee, each described below. Between meetings of the Board of Directors, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board of Directors, sometimes act by unanimous written consent.

  The Audit Committee is chaired by Mr. Landgraf. Its other members are Messrs. Birle (until February 2002), Cushing and Gibson. The Audit Committee functions are to (i) review the report of our independent auditors relating to their audit of the financial statements of IKON, and (ii) review and discuss internal financial controls and accounting procedures with both the independent auditors and our internal auditors. The Audit Committee met five times during the fiscal year ended September 30, 2001. Additional information about the Audit Committee is contained in the Audit Committee Report on page 16 of this proxy statement.

  The Human Resources Committee is chaired by Mr. Furek (until February 2002). Its other members are Messrs. Jalkut and Johnson, Ms. Bell and Ms. Ware. The Human Resources Committee functions are to (i) review and evaluate, and make recommendations to the Board of Directors concerning, persons who are suggested as nominees for election as members of the Board of Directors or as executive officers of IKON, (ii) evaluate the performance of our Chief Executive Officer and (iii) set policies regarding executive compensation and determine the salaries and other compensation of each of our executive officers (see the section of this proxy statement entitled "Human Resources Committee Report on Executive Compensation" on page 6). The Human Resources Committee has all of the powers and exercises all of the duties of the Board of Directors as described in our stock option, stock purchase, deferred compensation and other similar plans. The Human Resources Committee considers stockholder suggestions for nominees for director. Suggestions should be submitted to our Secretary, with the recommended candidate's biographical data and written consent to nomination and to serving, if elected, not later than the date by which stockholder proposals for action must be submitted. We describe the procedures for submitting stockholder proposals in the section of this proxy statement entitled "Shareholder Proposals" on page 18. The Human Resources Committee met five times during the fiscal year ended September 30, 2001.

  The Investment and Strategy Committee is chaired by Mr. Cushing. Its other members are Messrs. Gibson, Johnson and Landgraf. The Investment and Strategy Committee functions are to review and approve acquisitions and divestitures of businesses and to recommend to the Board of Directors the issuance of stock or debt with respect to those transactions, to approve capital expenditures and to review investment-related activity and business strategy and direction of IKON. The Investment and Strategy Committee met two times during the fiscal year ended September 30, 2001. Most of the Committee's functions were performed by the full Board of Directors.

  The Executive Committee is co-chaired by Messrs. Jalkut and Birle (until February 2002). Its other members are Messrs. Forese, Furek (until February
2002) and Gibson. The Executive Committee has been granted and exercises the powers of the Board of Directors between regular meetings of the Board of Directors. The Executive Committee did not meet during the fiscal year ended September 30, 2001.

  During the fiscal year ended September 30, 2001, the Board of Directors met 11 times. Other than Ms. Ware and Ms. Bell, each director attended at least 75% of the total number of each of the meetings of the Board of Directors and the meetings of the committees on which he or she served.

Security Ownership

  The table below shows how much of our common stock was beneficially owned as of December 1, 2001 (unless a different date is indicated) by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table on page 9 of this proxy statement, (iii) each person known by IKON to beneficially own more than 5% of our common stock and
(iv) all directors and executive officers as a group.

                                                    Ownership
                             -------------------------------------------------------
                                                                 Shares   Percentage
                               Sole Voting     Shared Voting   Acquirable     of
                                  and/or           and/or        within   Ownership
                             Investment Power Investment Power  60 Days      (%)
                             ---------------- ---------------- ---------- ----------
   Judith M. Bell..........         4,007                 0       67,523       *
   James R. Birle..........         8,319                 0      117,301       *
   Philip E. Cushing.......         8,148                 0       55,080       *
   James J. Forese.........       142,751             3,730    1,025,506       *
   Robert M. Furek.........        26,816                 0       44,436       *
   David M. Gadra..........         5,993             5,662       83,376       *
   Thomas R. Gibson........        17,467                 0       43,010       *
   Richard A. Jalkut.......        12,063                 0      116,965       *
   Arthur E. Johnson.......         1,160                 0       43,010       *
   Kurt M. Landgraf........         1,983                 0       43,010       *
   Dennis P. LeStrange.....        10,021            16,159      142,087       *
   Don H. Liu..............        11,300             3,502       71,667       *
   William S. Urkiel.......        30,000             3,187      112,000       *
   Marilyn Ware............         1,000                 0       12,000       *
   All current directors
    and executive
    officers as a group....       287,349            56,514    2,063,802      1.7
   Capital Research and
    Management Company(1)..             0        16,335,000            0     11.5
     333 South Hope Street,
      55th Floor
     Los Angeles, CA 90071
   Barrow Hanley Mewhinney
    & Strauss, Inc.(2).....     7,529,650         2,859,900            0      7.3
     3232 McKinney Avenue,
      15th Floor
     Dallas, TX 75204-2429

*  Less than 1% of IKON's total outstanding common stock.
(1) Based on information provided by the shareholder as of December 18, 2001.
(2) Based on information provided by the shareholder as of December 31, 2001.

                       PERFORMANCE OF IKON COMMON STOCK

  The following graph compares the cumulative total shareholder return of IKON common stock with the cumulative total return of: (i) the Russell 2000 Index and (ii) an industry peer group consisting of the following companies: Danka Business Systems PLC, Global Imaging Systems, Inc., Hewlett-Packard Company, Lexmark International, Inc., Pitney Bowes Inc., and Xerox Corporation. Cumulative total shareholder return is measured by assuming an investment of $100 made on October 1, 1996 (with dividends reinvested). Lanier Worldwide, Inc., which previously had been included, has been eliminated from IKON's industry peer group because it was merged out of existence in January, 2001.


                  IKON vs. Peer Group vs. Russell 2000 Index

                                    [CHART]

                Ikon                Russell 2000            Peer Group

Sep-96           100                    100                    100
Sep-97            64                    133                    151
Sep-98            18                    108                    143
Sep-99            27                    128                    198
Sep-00            10                    158                    171
9/1/01            21                    125                     88

  On December 31, 1996, IKON completed a spin-off of its wholly-owned subsidiary, Unisource Worldwide, Inc. ("Unisource"), its paper and supply systems distribution business, by distributing a tax-free dividend to IKON's shareholders consisting of all of the common shares of Unisource. In the graph shown above, the cash value of the Unisource dividend was reinvested in the parent company on the date of the spin-off.

                            EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

  IKON's executive compensation program is administered by the Human Resources Committee of the Board of Directors, which has responsibility for all aspects of the compensation program for the executive officers of IKON. The Human Resources Committee is composed of the directors listed at the end of this report, none of whom is an employee of IKON and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director for purposes of
Section 162(m) of the Internal Revenue Code of 1986 (referred to here as the "Code").

  A key objective of the Human Resources Committee is to establish and administer programs that attract and retain key executives, and to align their compensation with IKON's performance, business strategies and growth in shareholder value. To this end, the Human Resources Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy that includes the following elements:

  --A "pay-for-performance" orientation under which compensation reflects corporate and individual performance;

  --An emphasis on stock incentives to closely align the interest of executives with the long-term interests of shareholders;

  --An emphasis on total compensation under which base salaries are generally set at or near competitive levels, determined by assessing compensation against companies in IKON's industry and against similarly sized organizations, but which motivates and rewards executives with total compensation, including incentive programs, at or above competitive levels if corporate and/or individual performance is superior;

  --An appropriate balance of short-term and long-term compensation that facilitates retention of talented executives, rewards long-term strategic planning, and encourages IKON stock ownership;

  --Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based on stock and other performance incentives and less on salary and benefits; and

  --Recognition that selective use of executive employment, noncompete and change-in-control agreements will enable IKON to attract and retain talented key executives, and will enable management to place its exclusive focus on strategic planning and operational issues affecting the business.

  As a matter of policy, the Human Resources Committee has structured IKON's executive compensation plans so that cash and option awards under those plans generally will be excluded from compensation to which the $1,000,000 deduction limit of Section 162(m) of the Code applies, subject to consideration of other corporate objectives.

  The primary components of IKON's executive compensation program are (a) base salaries; (b) annual cash incentive bonus opportunities; (c) long-term incentive opportunities; and (d) executive employment, noncompete and change-in-control agreements.

Base Salaries

  Base salaries for executive officers are established at the beginning of the term of the executive's employment contract based on a comparison to competitive market levels for the executive's job function. During the term of the contract, the executive's base salary is subject to upward adjustment on the basis of individual and corporate performance, as well as competitive, inflationary and internal equity considerations. Prior to expiration of the contract term, the Human Resources Committee evaluates the executive's contribution to IKON, makes a determination as to whether to continue the executive in his or her current position, and reviews the executive's current base salary (in light of current market levels and the executive's performance) to determine whether such base salary should be adjusted upward or downward.

  In determining the compensation of IKON's executives, the Human Resources Committee has considered the relevant market not to be limited to the companies included in the industry peer group reflected in the stock performance graph on page 5 of this proxy statement. Because of IKON's previous distribution focus, the companies considered to be comparable to IKON for compensation purposes have historically included a broad cross-section of companies that are representative of distribution companies generally.

  In setting the base salary of $825,000 for Mr. Forese for fiscal 2001, the Human Resources Committee evaluated the factors described above, which are used for setting compensation generally.

Annual Incentive Bonus

  Annual incentive bonus payments to executive officers are awarded pursuant to the IKON Office Solutions, Inc. Annual Bonus Plan, and are based on corporate performance compared to the targets established for the year. These annual incentive bonus targets are in amounts equal to a percentage of base salary. For fiscal 2001, the Human Resources Committee determined that annual incentive bonus targets for executive officers, including the individuals named in the Summary Compensation Table on page 9 of this proxy statement, will be based on achievement of operating income, cash flow and revenue targets for IKON.

  In addition to the annual incentive bonus amounts described above, if IKON delivers outstanding performance, executive officers are eligible to earn a discretionary "overachievement" bonus in amounts equal to a percentage of their base salary. In order to receive this additional overachievement bonus, executive officers must demonstrate outstanding execution of operational plan and individual performance criteria.

  For fiscal 2001, Mr. Forese received an annual incentive bonus of $627,000, which represents 38% of his maximum fiscal 2001 annual incentive bonus opportunity. For Mr. Forese and the other executive officers named in the Summary Compensation Table on page 9 of this proxy statement, annual incentive bonus awards for fiscal 2001 were based on IKON's performance described above.

Long Term Incentive Compensation

 LTIP Awards

  Awards are granted pursuant to the IKON Office Solutions, Inc. Long Term Incentive Compensation Plan (referred to here as the "LTICP"), and vest only if certain performance criteria are met. The executive's entitlement to receive an award under the LTICP is based on the achievement of objective financial and operating performance goals over successive three-year periods (with a new three-year period beginning every fiscal year), and awards, if vested, are distributed at the end of each of those three-year periods.

  IKON made an award to Mr. Forese under the LTICP based on IKON's performance for the 1999-2001 plan period, which concluded on September 30, 2001, and was based on three-year performance criteria established early in fiscal 1999. The final cash payout for Mr. Forese was determined based on financial performance criteria such as revenue growth, profit growth and profit margin growth. The Human Resources Committee also considered certain operating performance criteria such as Mr. Forese's record and leadership abilities as IKON's Chairman and Chief Executive Officer, his success in implementing corporate initiatives to restructure IKON, grow revenues, reduce costs and increase organizational discipline during the three-year period, and other operational performance successes. No other executive officer received an award under the LTICP for the 1999-2001 plan period.

  For three-year periods commencing in fiscal 2000, awards are granted to executives pursuant to IKON's Long Term Performance Plan, which vest if certain target levels of growth in IKON's earnings per share over the applicable three-year period are reached. Awards, if vested, are distributed at the end of each of those three-year periods. The awards for the 2001-2003 performance period for Mr. Forese as well as the other executive officers named in the Summary Compensation Table are disclosed in the Long Term Incentive Awards in Last Fiscal Year table on page 11 of this proxy statement.

 Restricted Stock Awards

  Restricted stock awards are granted pursuant to the LTICP, and vest if the executive remains in the continuous employment of IKON through the applicable vesting date. Such awards are made to reward performance that contributes to IKON's success, and to attract, motivate and retain qualified senior executives. The shares of IKON common stock underlying the restricted stock award generally are issued and distributed in equal annual installments over a three-year period beginning on the third anniversary of the grant date, as long as the executive remains a full-time active employee of IKON on the applicable distribution date. During fiscal 2001, none of the individuals named in the Summary Compensation Table on page 9 of this proxy statement, other than Mr. Forese, received restricted stock awards.

 Stock Options

  Stock options are granted as a reward for past performance and as motivation for future performance that maximizes shareholder value. Stock options are generally granted for 10-year terms and vest over specified employment periods. Stock options generally have an exercise price equal to the fair market value of IKON common stock on the date of grant, although, in order to provide an incentive to Mr. Forese to increase shareholder value, certain options granted to Mr. Forese pursuant to his employment contract have exercise prices above fair market value, as reflected for fiscal 1999 in the Summary Compensation Table on page 9 of this proxy statement.

  On January 23, 2001 Mr. Forese, as well as all of the other executive officers named in the Summary Compensation Table, received an option grant as an incentive for future performance. The amounts of those option grants are set forth in the Option Grants in Last Fiscal Year table on page 10 of this proxy statement.

Employment Contracts

  The Human Resources Committee believes that the selective use of employment, noncompete and change-in-control contracts provides leadership continuity, which benefits IKON's shareholders and employees and safeguards IKON against the risks associated with former key executives entering into certain competitive business or employment relationships. In addition, these contracts allow senior management to focus exclusively on strategic planning and financial and operational issues affecting the business, and create an incentive for executives to perform in a manner that will contribute to shareholder value and future growth. Accordingly, employment and noncompete agreements are in place with Messrs. Forese, Urkiel, LeStrange, Gadra, Liu, and certain senior executives. In addition, change-in-control arrangements are in place with certain other senior executives, including all of the current executives named in the Summary Compensation Table on page 9 of this proxy statement. For further information on executive employment, noncompete and change-in-control contracts see the section entitled "Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements" beginning on page 12 of this proxy statement.

Summary of Compensation Philosophy

  The Human Resources Committee is firmly committed to the ongoing review and evaluation of IKON's executive compensation practices. The Human Resources Committee believes that its ongoing review will ensure that IKON's pay practices are in keeping with the practices of comparable companies and will ensure that such practices create significant performance incentives for executives while maximizing shareholder value.

  The Human Resources Committee of the Board of Directors

  Robert M. Furek (Chairman)
  Richard A. Jalkut
  Judith M. Bell
  Arthur E. Johnson
  Marilyn Ware

Summary of Executive Compensation

  The following table shows compensation paid during the last three fiscal years to James J. Forese, our Chairman and Chief Executive Officer, and each of our next four most highly compensated executive officers as of September 30, 2001.

                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------
                                         Annual
                                      Compensation               Long-Term Compensation
                           ----------------------------------------------------
                                                              Awards                Payouts
                                          -------------------------------------
                                                      Securities  Restricted   LTIP    All Other
     Name And Principal     Fiscal                    Underlying    Stock     Payouts Compensation
        Position(1)          Year  Salary($) Bonus($) Options(#) Awards($)(2) ($)(3)     ($)(4)
-------------------------------------------------------------------------------

  James J. Forese            2001   825,000  627,000   741,500       63,210   518,750     6,834
   Chairman and              2000   825,000  712,800   191,000    1,180,506         0    26,334
   Chief Executive Officer   1999   750,000  750,000   635,000      200,000         0    18,760

  David M. Gadra             2001   300,000   81,700   115,000            0         0     6,834
   Senior Vice President
    and                      2000   290,000  141,960         0      162,500         0     6,834
   Chief Information
    Officer                  1999   270,000  170,000    30,000      240,000         0    11,872

  Dennis P. LeStrange        2001   385,000  110,200   186,000            0         0     6,834
   Senior Vice President,    2000   335,000  194,000         0      291,250         0    13,879
   IKON North America        1999   287,192  200,000    40,000      320,000         0   304,944

  Don H. Liu                 2001   330,000   83,600   125,000            0         0     6,834
   Senior Vice President
    and                      2000   300,000  135,200         0      162,500         0     6,834
   General Counsel           1999   141,555   92,000    75,000      309,375         0     1,394

  William S. Urkiel          2001   420,000  119,700   186,000            0         0     7,792
   Senior Vice President
    and                      2000   400,000  232,800         0      195,000         0    76,821
   Chief Financial Officer   1999   145,385  150,000   125,000      625,000         0     3,711

(1) During the second half of fiscal 2000, Mr. Forese assumed the additional position of Chairman. In May 1999, Mr. LeStrange was promoted to the position described in the table. During the second and third quarters of fiscal 1999, Mr. Liu and Mr. Urkiel, respectively, assumed their positions described in the table and therefore received a pro-rata share of their respective salaries and annual incentive bonuses during that year.
(2) As of September 30, 2001, the total number and value, respectively, of restricted shares held by these executives was: Mr. Forese: 156,450 ($1,207,794); Mr. Gadra: 40,000 ($308,800); Mr. LeStrange: 60,000
    ($463,200); Mr. Liu: 50,000 ($386,000); Mr. Urkiel: 80,000 ($617,600).
    There are no voting, dividend or other rights associated with restricted shares of IKON common stock.
   Amounts reported in this column are dollar values. Amounts reported for fiscal years 2000 and 1999 have previously been reported as number of shares of restricted stock, as follows: Mr. Forese: 129,250 shares in 2000 and 12,500 shares in 1999; Mr. Gadra: 25,000 shares in 2000 and 15,000 shares in 1999; Mr. LeStrange: 40,000 shares in 2000 and 20,000 shares in 1999; Mr. Liu: 25,000 shares in 2000 and 25,000 shares in 1999; Mr. Urkiel:
   30,000 shares in 2000 and 50,000 shares in 1999.
(3) The value reported for Mr. Forese in 2001 is the value of the payout in cash of an award granted to him under the IKON Office Solutions, Inc. Long Term Incentive Compensation Plan for the 1999-2001 plan period, as more fully described in the Human Resources Committee Report on Executive Compensation under the section entitled "LTIP Awards" on page 7 of this proxy statement.
(4) Amounts for fiscal 2001 represent the value of shares of IKON common stock purchased with matching company contributions under IKON's 401(k) Plan, calculated as of the date of purchase. Commencing with fiscal 2001, we are not including in the Summary Compensation Table any amounts of perquisites and other personal benefits not required to be reported by the rules and regulations of the Securities and Exchange Commission.

Option Grants

  The following table shows stock options granted during the fiscal year ended September 30, 2001 to the executive officers named in the Summary Compensation Table.


                       Option Grants in Last Fiscal Year

--------------------------------------------------------------------------------
                                         % of Total
                              Number of   Options                         Grant
                              Securities Granted to                       Date
                              Underlying Employees  Exercise             Present
                               Options   in Fiscal    Price   Expiration  Value
             Name             Granted(1)    Year    ($/Sh)(2)    Date    ($)(3)
             ----             ---------- ---------- --------- ---------- -------
  James J. Forese............  741,500      9.96      2.50     1/23/11   548,710
  David M. Gadra ............  115,000      1.54      2.50     1/23/11    85,100
  Dennis P. LeStrange........  186,000      2.50      2.50     1/23/11   137,640
  Don H. Liu ................  125,000      1.68      2.50     1/23/11    92,500
  William S. Urkiel .........  186,000      2.50      2.50     1/23/11   137,640

(1) These nonqualified stock options were granted on January 23, 2001. The options become exercisable in equal one-third increments beginning on the first anniversary of the date of grant.
(2) The exercise price equals the fair market value of IKON common stock on the date of grant.
(3) These values were calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) exercise of an option in the third year after its grant; (b) 5.24% expected risk-free rate of return; (c) 50.2% expected volatility; and (d) 6.4% expected dividend yield.

Option Exercises

  The following table shows fiscal year-end values of options held by each of the executive officers named in the Summary Compensation Table for the fiscal year ended September 30, 2001. None of those executive officers exercised any options during fiscal 2001.

                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values
-------------------------------------------------------------------------------

                                                        Number of
                                                       Securities                   Value of
                             Shares                    Underlying                 Unexercised
                           Acquired On  Value      Unexercised Options        In-The-Money Options
                            Exercise   Realized  at Fiscal Year-End (#)      at Fiscal Year-End ($)
            Name               (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable(1)
            ----           ----------- -------- ------------------------- ----------------------------
  James J. Forese.........       0         0        434,807/1,539,966             0/3,955,330
  David M. Gadra..........       0         0           29,626/140,449               0/600,300
  Dennis P. LeStrange.....       0         0           63,471/236,816               0/970,920
  Don H. Liu..............       0         0           30,000/170,000               0/652,500
  William S. Urkiel.......       0         0           50,000/261,000               0/970,920

(1) Value of unexercised options equals the difference between the fair market value of IKON common stock underlying options (based on the stock's closing price on the New York Stock Exchange on September 30,
     2001) and the exercise prices of the options.

Long Term Incentive Awards

  The following table shows information about grants of incentive awards under IKON's Long Term Performance Plan (referred to here as the "Performance Plan") made in 2001 to the executive officers named in the Summary Compensation Table.

                Long Term Incentive Awards in Last Fiscal Year
-------------------------------------------------------------------------------

                                                  Performance or    Estimated Future Payouts
                             Target Amount of      Other Period              ($)(2)
                           Performance Incentive Until Maturation -----------------------------
            Name               Award ($)(1)         or Payment    Threshold  Target    Maximum
            ----           --------------------- ---------------- --------- --------- ---------
  James J. Forese.........       1,283,000       10/1/00--9/30/03  128,300  1,283,000 2,566,000
  David M. Gadra..........         200,000       10/1/00--9/30/03   20,000    200,000   400,000
  Dennis P. LeStrange.....         325,000       10/1/00--9/30/03   32,500    325,000   650,000
  Don H. Liu..............         215,000       10/1/00--9/30/03   21,500    215,000   430,000
  William S. Urkiel.......         325,000       10/1/00--9/30/03   32,500    325,000   650,000

(1) Represents the potential cash value of the target Performance Plan award granted, which, if earned and vested, will entitle each executive officer listed to receive a payout in cash or shares of IKON common stock. Awards distributed under the Performance Plan for the 10/1/00-9/30/03 period are based on achievement of target growth in IKON's earnings per share over that period.
(2) Amounts listed are for achievement between 10% and 200% of targeted earnings per share growth.

Pension Plan and Supplemental Retirement Plans

  IKON employees who are United States residents and who meet certain age and service requirements (other than certain individuals who are employed by IKON Office Solutions Technology Services, LLC) are participants in a pension plan (the "Pension Plan"), which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the employee's last ten years of participation in the Pension Plan which yield the highest average. All Pension Plan costs are paid by IKON, and the Pension Plan and benefits payable under it are funded on an actuarial basis.

  IKON also sponsors a non-qualified Supplemental Executive Retirement Plan ("SERP"). Coverage under the SERP is limited to participants in the Pension Plan who are not commissioned sales employees and whose benefits under the Pension Plan are limited because of (a) restrictions imposed by the Code on the amount of benefits which may be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the Pension Plan because of an employee's participation in certain deferred compensation plans sponsored by IKON or one of its participating subsidiaries. The SERP provides for a supplement to the annual pension paid under the Pension Plan to participants who attain early or normal retirement under the Pension Plan or who suffer a total and permanent disability while employed by IKON or one of its participating subsidiaries and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of the Pension Plan because of his or her participation in certain deferred compensation plans of IKON or one of its participating subsidiaries. The maximum amount of annual compensation upon which the supplement may be based is $500,000 per participant.

  The following table shows estimated annual retirement benefits that would be payable to participants under IKON's Pension Plan and, if applicable, the SERP, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefits are not subject to any deduction for Social Security benefits.

                      Estimated Annual Retirement Benefits
  ----------------------------------------------------------------------------

                                               Years of Credited Service
                                        ---------------------------------------
   Final Average Compensation              5      10      20      30      35
   --------------------------           ------- ------- ------- ------- -------
   $200,000............................ $10,000 $20,000 $40,000 $60,000 $70,000
   250,000.............................  12,500  25,000  50,000  75,000  87,500
   300,000.............................  15,000  30,000  60,000  90,000 105,000
   400,000.............................  20,000  40,000  80,000 120,000 140,000
   500,000 or above....................  25,000  50,000 100,000 150,000 175,000

  Covered compensation under the Pension Plan and SERP of the executive officers named in the Summary Compensation Table includes salary and annual incentive bonus as set forth in the Summary Compensation Table. The years of credited service as of September 30, 2001 for the executive officers named in the Summary Compensation Table were: James J. Forese--5.8 years; David M. Gadra--5.2 years; Dennis P. LeStrange--13.8 years; Don Liu--2.6 years; and William Urkiel--2.4 years.

Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements

 Change-in-Control Arrangements--Employee Benefit Plans and Executive
Arrangements

  IKON's stock option plans, deferred compensation plans, long-term incentive plan and supplemental executive retirement plan provide for accelerated vesting (and, for certain plans, accelerated payout of benefits) for all participants upon a change-in-control. In addition, accelerated vesting is provided to participants in IKON's 401(k) plan and Pension Plan upon a change-in-control followed by the participant's involuntary employment termination within two years following the change-in-control.

  IKON has authorized change-in-control agreements with senior executive officers and other key executives. For Messrs. LeStrange, Gadra, Urkiel and Liu, the agreements provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control) followed by the executive's involuntary termination of employment (or termination of employment by the executive for good reason) within two years after such change-in-control, the executive will receive the following: 1) full vesting in IKON's restricted stock, stock options and 401(k) plan (if participating in such plans), 2) the executive's annual incentive bonus opportunity for the year in which termination occurs, prorated to the date of termination, 3) a severance benefit equal to two times salary and two times annual incentive bonus opportunity, 4) continued group hospitalization, health, dental, life and disability insurance and participation in other employee benefit plans for two years, 5) an amount equal to the benefit associated with two years of credited service under IKON's pension plans, 6) an amount equal to the value of two years of company contributions under the 401(k) plan (if participating ) and
7) reimbursement for excise taxes (if any) payable as a result of benefits received upon a change-in-control. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than the executive's change-in-control agreement, the earlier date will prevail. The change-in-control agreements further provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control), followed by the executive's involuntary termination of employment (or termination by the executive for good reason) within two years following the change-in-control, any noncompete restrictions otherwise applicable to the executive shall be void.

  The employment contract for Mr. Forese contains change-in-control provisions that are identical to the provisions in the executive change-in-control arrangements described above, except that, upon involuntary employment termination (or termination by the executive for good reason) within two years following a change-in-control, Mr. Forese will receive a severance benefit equal to three times salary and three times maximum annual incentive bonus. Mr. Forese will also receive continued group hospitalization, health, dental, life and disability insurance and participation in other employee benefit plans for three years, and will receive an amount equal to three years of company contributions or credited service under IKON's 401(k) plan and pension plans. Mr. Forese will also be entitled to the continued right to exercise each outstanding stock option (except the special stock option to purchase 500,000 shares granted to Mr. Forese pursuant to his employment contract, referred to as "Special Stock Option") for the lesser of two years or the remainder of its stated term, and he will be entitled to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term. Mr. Forese is subject to nonsolicitation and noncompetition restrictions upon employment termination except under certain circumstances following a change-in-control.

 Executive Employment Contracts and Severance Arrangements

  The following describes the executive employment contracts and severance arrangements which are in place for the current executives named in the Summary Compensation Table on page 9.

 James J. Forese

  Mr. Forese executed a three-year employment contract with IKON effective October 1, 1998, subject to two annual automatic renewal provisions after expiration of the initial term unless either Mr. Forese or IKON provide appropriate notice of an intention not to renew. Mr. Forese's annual salary for fiscal 2001 was $825,000, and pursuant to the contract, it is subject to annual increase in the discretion of the Human Resources Committee of the Board of Directors. The contract also provides that Mr. Forese shall be eligible to earn an annual bonus of at least 150% of annual salary (subject to achievement of applicable performance goals). Mr. Forese is also eligible to receive awards pursuant to IKON's long-term incentive program ranging from 90% to 180% of his base salary (upon achievement of certain performance goals), and a corresponding option grant. For the period from October 1, 2000 through September 30, 2003, Mr. Forese is eligible to receive a Performance Plan target award with a target cash value of $1,283,000, as set forth in the Long Term Incentive Awards in Last Fiscal Year table on page 11.

  If Mr. Forese voluntarily terminates employment during the term of the contract (in circumstances that do not constitute a constructive termination without cause), or is terminated for cause, no severance benefit is provided and Mr. Forese shall forfeit all stock options not exercisable on the termination date. Absent a change-in-control (or, in certain circumstances, a potential change-in-control), if Mr. Forese's employment is terminated without cause (or due to constructive discharge without cause) under his employment agreement, Mr. Forese will receive: 1) base salary continuation through the second anniversary of his termination date, 2) a pro rata annual incentive bonus for the year of termination, 3) annual incentive bonus payments for a two-year period after termination, 4) the right to exercise any outstanding stock option, other than the Special Stock Option, for a three-month period following employment termination or the option's stated term, 5) the right to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term, 6) an accelerated long-term incentive plan payout for all outstanding plan periods, and 7) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans through the second anniversary of his termination date. If Mr. Forese's employment is terminated for death or disability, under his employment agreement Mr. Forese will receive: 1) base salary continuation through the month of termination; 2) a pro rata annual incentive bonus for the year of termination; 3) the right to exercise any outstanding stock option, other than the Special Stock Option, for a 12-month period following employment termination, all such options to become fully exercisable as of the termination date; 4) the right to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term;
5) pro rata long-term incentive plan payments; and 6) (if for disability) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans through age 65. Mr. Forese is also eligible to take advantage of certain provisions that are available on a general basis under IKON's stock option plans, including: 1) a one-year continued vesting/exercisability period in the event of termination without cause (applicable to senior executives only); and 2) a five-year continued vesting/exercisability period in the event of termination for disability or retirement (which is subject to certain additional restrictions). Mr. Forese's contract also provides that Mr. Forese is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control or potential change-in-control.

  Finally, Mr. Forese's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control (or, in certain circumstances, a potential change-in-control), which are further described in the section above entitled "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 12 of this proxy statement.

 Other Senior Executive Officers

  Each of IKON's other senior executive officers named in the Summary Compensation Table on page 9 of this proxy statement has executed a two-year employment contract. Each contract provides for a minimum annual base salary, a minimum target annual incentive bonus opportunity, and an additional overachievement bonus opportunity. If any executive officer's employment is involuntarily terminated by IKON without cause during the contract term, he will receive a severance benefit equal to the base salary and annual incentive bonus for two years following the date of termination, pro-rata annual incentive bonus for the fiscal year in which his employment terminates, immediate vesting under IKON's retirement and deferred compensation plans and continued participation in IKON's group hospitalization, health, dental, life and disability insurance and other employee benefit plans for two years following the date of termination, and have the right to exercise all exercisable options for a period of three months after termination. If any senior executive officer's employment is terminated due to death or disability, under his employment agreement he shall be entitled to the same benefits as set forth above for a termination without cause except that he will also have all shares of restricted stock immediately distributed upon termination and the right to exercise all unexercised options for a period of 12 months following termination, all such options to become fully vested upon the termination date. Each of the senior executive officers identified above is also eligible to take advantage of certain provisions that are available on a general basis under IKON's stock option plans, including: 1) a one-year continued vesting/exercisability period in the event of termination without cause (applicable to senior executives only); and 2) a five-year continued vesting/exercisability period in the event of termination for disability or retirement (which is subject to additional restrictions). Unless otherwise determined by the Human Resources Committee of the Board of Directors or except as set forth in this proxy statement, all unvested options will be forfeited upon any termination of employment (other than due to death, disability, retirement, termination without cause or a change-in-control) and each executive officer is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control (or in certain circumstances, a potential change-in-control).

  Mr. Gadra's employment contract is effective April 1, 2000 and provides for a target annual incentive bonus opportunity of at least $210,000 and an overachievement bonus opportunity of up to $105,000. Mr. LeStrange's employment contract is effective January 1, 2000 and provides for a target annual incentive bonus opportunity of at least $250,000. Mr. Liu's employment contract is effective March 15, 2001 and provides for a target annual incentive bonus opportunity of at least $220,000. Pursuant to Mr. Liu's employment contract, he received a grant of 25,000 shares of restricted common stock payable over a period of five years in three equal annual installments commencing March 15, 2002, as long as Mr. Liu is a full-time active employee of IKON on each distribution date. Mr. Liu also received a one-time special grant of 40,000 stock options ("Special Stock Options") and a regular grant of 35,000 stock options as of March 15, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on March 15, 2000. Mr. Urkiel's employment contract is effective May 10, 2001 and provides a target annual incentive bonus opportunity of at least $315,000. Pursuant to Mr. Urkiel's employment contract, he received a grant of 50,000 shares of restricted common stock distributable as follows: (1) 25,000 shares over a period of five years in three equal annual installments commencing May 10, 2002, (2) 12,500 shares on May 10, 2004, and (3) 12,500 shares on May 10,
2009, as long as Mr. Urkiel is a
full-time active employee of IKON on each distribution date. Mr. Urkiel also received a one-time special grant of 50,000 Special Stock Options and a regular grant of 75,000 stock options as of May 10, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on May 10, 2000. In addition, for each of Mr. Liu and Mr. Urkiel, upon involuntary termination of employment by IKON without cause, all shares of their respective restricted common stock described above shall immediately vest and the Special Stock Options shall become fully exercisable for a period of two years following the termination date.

Directors' Compensation

  IKON's 2001 directors' compensation year began on February 1, 2001 and will end on January 31, 2002. All non-employee directors receive a base director's fee of $30,000 per year for service on the Board of Directors. No attendance fees are paid for attendance at regularly scheduled Board and committee meetings, but a fee of $1,000 per meeting is paid for attendance at special meetings. In addition, each committee chair receives an annual fee of $3,000, and Mr. Jalkut receives an annual fee of $35,000 for serving as Lead Independent Director. All of IKON's non-employee directors elected to receive their directors' fees in the form of options to purchase IKON common stock (as further described below under the section entitled "Option Grants in Respect of Directors' Fees"), except that Mr. Cushing and Ms. Ware elected to receive all their fees in cash and Mr. Jalkut elected to receive 50% of his fees in cash.

 Option Grants in Respect of Directors' Fees

  The 2000 IKON Office Solutions, Inc. Non-Employee Directors' Compensation Plan enables non-employee directors of IKON to receive all or a portion of their directors' fees in the form of options to purchase IKON common stock. The exercise price of the options equals 100% of the fair market value of IKON common stock on the date of grant, with 25% of the exercise price payable with directors' fees applied to the option exercise price at the time of grant, and the remaining 75% payable in cash upon exercise. The Non-Employee Directors' Compensation Plan provides for an annual grant of stock options to each director who has filed with IKON an election to receive options in lieu of all or a portion of his or her Board and/or committee fees. The options are exercisable for 20 years (except in the case of death), but generally may not be exercised before the 12-month anniversary of the date of grant.

 Annual Option Grant

  In addition to the above options, each non-employee director receives an automatic annual grant of options to purchase 7,000 shares of IKON common stock pursuant to the Non-Employee Directors' Compensation Plan. Options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. Options are immediately exercisable and remain exercisable for a period of 10 years from the date of grant.

 Restricted Stock Awards

  Each non-employee director also receives an annual award of 1,750 shares of restricted common stock, which vest 20% per year beginning on the first anniversary of the date of grant.

 New Director Options

  Each new non-employee director of IKON receives a one-time grant of 25,000 options to purchase IKON common stock. The options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant, vest 20% per year beginning on the first anniversary of the date of grant and have a 10-year term.

                             INDEPENDENT AUDITORS

  On October 23, 2001, acting on a recommendation of the Audit Committee of the Board of Directors, the Board of Directors approved the engagement of PricewaterhouseCoopers, LLC (referred to here as "PwC") as IKON's independent auditor for the fiscal year ending September 30, 2002. Representatives of PwC are expected to be present at the annual shareholders' meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The reports of IKON's previous independent auditors, Ernst & Young, LLP ("E&Y"), on IKON's consolidated financial statements for the fiscal years ended September 30, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  In connection with the audits of IKON's financial statements for IKON's fiscal years ended September 30, 2000 and 1999, and the interim period through December 28, 1999 (the date of E&Y's dismissal as IKON's independent auditor),
(1) there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make a reference to the matter of the disagreements in connection with its reports in the financial statements for such years; and
(2) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed By Our Independent Auditors

 Audit Fees

  The aggregate fees billed by PwC for PwC's audit of our 2001 financial statements and for PwC's review of our financial statements included in our quarterly reports on Form 10-Q for 2001 were approximately $2,488,907.

 Financial Information Systems Design and Implementation Fees

  The aggregate fees billed by PwC for financial information systems design and implementation services were $2,070,107.

 All Other Fees

  The aggregate fees billed by PwC for all other services rendered in fiscal 2001 were approximately $1,559,411.

  In reviewing PwC's independence, the Audit Committee of the Board of Directors considered whether the provision of the services described above, other than the services related to the audit of IKON's annual financial statements and review of financial statements included in IKON's quarterly reports, is compatible with maintaining PwC's independence.

Audit Committee Report

  The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of IKON's accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board of Directors in April 2000. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange listing standards.

  The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as IKON's independent accountants. The Audit Committee is responsible for recommending to the Board of Directors that IKON's financial statements be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year 2001. First, the Audit Committee discussed with PwC those matters required to be discussed by Statement on Auditing Standards. No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PwC the independence of PwC and received from PwC a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with IKON management and PwC, IKON's audited consolidated balance sheets at September 30, 2001, and consolidated statements of income, cash flows and stockholders' equity for the fiscal year ended September 30, 2001. Based on the discussions with PwC concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that IKON's financial statements be included in its 2001 Annual Report on Form 10-K.

  The Audit Committee of the Board of Directors

  James R. Birle
  Philip E. Cushing
  Thomas R. Gibson
  Kurt M. Landgraf (Chairman)

                           GENERAL AND OTHER MATTERS

Expenses of Solicitation

  The cost of soliciting proxies will be borne by IKON. Employees of IKON may solicit proxies personally or by telephone. In addition to solicitation by mail and by employees, we have made arrangements with Georgeson Shareholder Communications Inc. to solicit proxies at an expected cost of $9,000 (plus out-of-pocket expenses).

Shareholder Proposals

  Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with our Code of Regulations and regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered by the Board of Directors for inclusion in the proxy material for the 2003 annual meeting of shareholders, they must be received by our Secretary on or before September 13, 2002. If a shareholder does not seek inclusion of a proposal in the proxy material and submits the proposal outside the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Secretary on or before November 27, 2002. If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the annual meeting. All proposals should be addressed to IKON at P.O. Box 834, Valley Forge, PA 19482-0834, Attention: Secretary. Nothing in this paragraph shall be deemed to require us to permit presentation of a shareholder proposal or to include in our proxy materials relating to the 2003 annual meeting of shareholders any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by our Code of Regulations and/or the regulations of the Securities and Exchange Commission in effect at that time.

Annual Report on Form 10-K

  Upon the written request of any shareholder entitled to vote at the meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, including financial statements and any financial schedules. The request should be directed to Investor Relations, IKON Office Solutions, Inc., P.O. Box 834, Valley Forge, PA 19482-0834. The Annual Report on Form 10-K is also available on our website at www.IKON.com.

                                          DON H. LIU
                                           Secretary

January 11, 2002

                        PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                            IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation
--------------------------------------------------------------------------------


                         PROXY/VOTING INSTRUCTION CARD
                          IKON OFFICE SOLUTIONS, INC.

     This proxy is solicited on behalf of the Board of Directors of IKON Office Solutions, Inc. ("IKON"). The undersigned hereby appoints Don H. Liu and William S. Urkiel, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of common stock of IKON Office Solutions, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on February 26, 2002, and any adjournments thereof and, in their discretion, upon such other matters as may properly come before the meeting.

     If you are an employee of IKON, this proxy card also provides voting instructions for shares held for your account in the IKON Office Solutions, Inc. Retirement Savings Plan (the "Plan"). The trustee for the Plan will vote these shares as you direct in this proxy card. If you do not sign and return a proxy card, the trustee will vote your Plan shares in the same ratio as those shares with respect to which the trustee has received instructions from other Plan participants. If you sign and return a proxy card and fail to specify a choice on any matter, the trustee will vote your Plan shares in accordance with the recommendation of the Board of Directors.

     Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy card, or attend the meeting and vote by ballot. If you sign and return a proxy card and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors.

     The Board of Directors recommends a vote "FOR" all the nominees listed below. Member firms of the New York Stock Exchange have authority to vote on the proposal described below as a routine item and need not decline to vote in the absence of voting instructions from an investor.

     1. Election of Directors (Mark only one)

[_] Vote FOR all nominees listed below and    [_] Vote WITHHELD from all nominees
    recommended by the Board of Directors
    (except as directed to the contrary below)

        Judith M. Bell, Philip E. Cushing, James J. Forese, Thomas R. Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt M. Landgraf, Marilyn Ware

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
                                    (continued, and to be signed, on other side)

            PROMPTLY COMPLETE AND RETURN THE
           PROXY/VOTING INSTRUCTION FORM BELOW
                IN THE ENVELOPE PROVIDED

        Carefully fold & detach along perforation
--------------------------------------------------------------------------------


 (continued from other side)

                                                                      NO.
  [_] Mark Here if You Plan to Attend the 2002 Annual
      Meeting of Shareholders. In order to attend the meeting,
      you must present an admission ticket or                    *
      provide separate verification of share ownership.
      An admission ticket will be mailed to any shareholder who indicates an intention to attend.




  PLEASE COMPLETE, SIGN, DATE, DETACH AND RETURN THIS
  PROXY CARD, USING THE ENCLOSED POSTAGE PREPAID REPLY
  ENVELOPE.

                   Dated _________________ SIGN HERE ___________
                   When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign in full corporate name by President or other authorized person. If a partnership, sign in partnership name by authorized person. This proxy revokes all proxies heretofore given.